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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 25, 2001


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        1-5759                                         65-0949535
(Commission File Number)                   (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                  33131
(Address of principal executive offices)                            (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

         On July 25, 2001, Vector Group Ltd. completed the sale of $22.5 million of its 6 1/4% Convertible Subordinated Notes due 2008 pursuant to the exercise of an over-allotment option granted to the initial purchaser of the notes in a purchase agreement dated June 29, 2001. The closing of the over-allotment increases the aggregate principal amount of the notes to $172.5 million. The sales were made through a private offering to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             VECTOR GROUP LTD.

                             By:  /s/ JOSELYNN D. VAN SICLEN
                                  ------------------------------------------
                                  Joselynn D. Van Siclen
                                  Vice President and Chief Financial Officer
Date:  July 25, 2001